UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21853	87-0475073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Boroline Road, Allendale, New Jersey    07401
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 236-9311

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2004, Media Sciences, Inc. and Cadapult Graphic Systems, Inc. entered into a loan agreement with PNC Bank, N.A. for a revolving line-of-credit which provides for maximum borrowings of $3,000,000. This credit facility replaces our former credit facility. All loans from the prior lender were paid off. Borrowings bear interest at a rate of 0.75% over the bank’s prime rate. In connection with this credit facility, we granted a security interest in all of our assets, and payment is guaranteed by Media Sciences International, Inc. The maximum amount available for borrowings at any time is subject to financial covenants. The line expires on November 30, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number 10	Description of Exhibit Loan Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: December 20, 2004	By: /s/ Denise Hawkins Denise Hawkins, Vice President